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                                  EXHIBIT 10.62

                                    AGREEMENT

         This AGREEMENT ("Agreement"), dated as of January 31, 1997, is made and entered into among CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation ("CFSC"), ACC CONSUMER FINANCE CORPORATION, a Delaware corporation (as successor to American Credit Corporation) ("ACC"), and OFL-A RECEIVABLES CORP., a Delaware corporation and a direct wholly-owned subsidiary of ACC ("Receivables").

         WHEREAS, CFSC, ACC and Receivables are parties to a Definitive Commitment dated July 15, 1993, as amended by the First Amendment to Definitive Commitment dated as of June 24, 1994, the Second Amendment to Definitive Commitment dated as of May 5, 1995, and the Third Amendment to Definitive Commitment dated as of September 29, 1995 (collectively, the "Definitive Commitment"), pursuant to which, and subject to the other credit facility documents, including the Master Contract Repurchase Agreement, Master Servicing Agreement and Master Custodial Agreement, CFSC has extended a repurchase financing facility to Receivables ("Repurchase Facility").

         WHEREAS, subject to earlier termination in certain situations, the commitment period in the Repurchase Facility expires on July 15, 1998.

         WHEREAS, Receivables and ACC desire to acquire the Option (as defined in Section 2) to terminate the Repurchase Facility on or before May 31, 1997, upon the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1. DEFINITIONS. All terms with initial capitalized letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Definitive Commitment and in the Master Contract Repurchase Agreement.

2. OPTION TO TERMINATE THE REPURCHASE FACILITY. Receivables and ACC shall have the option ("Option") to terminate the Repurchase Facility at any time on or before May 31, 1997. Receivables and ACC may exercise this Option by notifying CFSC of its exercise of the option as of a stated termination date at least fourteen (14) calendar days prior to such stated termination date. On the stated termination date which shall constitute a Repurchase Date established pursuant to subsection (i) of the definition of Repurchase Date set forth in the Master Contract Repurchase Agreement, Receivables shall repurchase from CFSC the balance of Contracts sold to CFSC pursuant to the Master Contract Repurchase Agreement at the Repurchase Price and in accordance with



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the terms and conditions of the Master Contract Repurchase Agreement. ACC and
CFSC shall use reasonable efforts to coordinate the termination of the Repurchase Facility with the initial funding under the credit facility obtained by ACC or an affiliate to replace the Repurchase Facility so that the proceeds of the replacement credit facility may be used by Receivables to pay CFSC all amounts due under the Repurchase Facility. In connection with the payment in full of and the termination of the Repurchase Facility, as contemplated herein only the Repurchase Price shall not include any Base Repurchase Agreement Fee or Extension Repurchase Fee. The Option shall lapse if (a) not exercised on or before May 31, 1997 or (b) all amounts due CFSC under the Repurchase Facility are not paid in full on or before May 31, 1997. If the Option lapses, then the Definitive Commitment and other credit facility documents shall continue in full force and effect, without any amendment except as otherwise set forth in this Agreement.

3. STOCK ISSUANCE. In consideration of the Option and the other covenants of CFSC, ACC shall newly issue and deliver to CFSC as of the date of this Agreement, 174,500 unregistered, fully paid, nonassessable shares of its common stock, $.001 par value ("Newly Issued Shares"), free and clear of any liens or encumbrances of any kind. The stock certificate representing the Newly Issued Share shall be stamped with the same restrictive legend as the common stock of ACC already owned by CFSC. In addition, ACC covenants that it shall amend the Investors Rights Agreement dated as of July 15, 1993, as amended ("Investors Rights Agreement") to include the Newly Issued Shares as "Registrable Securities" thereunder and CFSC shall be the "Holder" of such Registrable Securities.

4. REPRESENTATIONS AND WARRANTIES. CFSC hereby represents and warrants to ACC as follows: (i) that it is acquiring the Common Stock for investment and not with a present view to distribution; (ii) that CFSC is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended; (iii) that CFSC did not receive any solicitations or advertising in connection with the issuance of the Common Stock; and (iv) that CFSC is relying solely upon its own due diligence in connection with the acquisition of the Common Stock and its valuation of the Common Stock and is not relying upon any representations or warranties of ACC or any third party. CFSC acknowledges that ACC has not publicly disclosed the transaction contemplated by this Agreement and CFSC agrees that it will not trade on any material nonpublic information relating to ACC that it acquires as a result of the negotiation of this Agreement.

5. REPURCHASE PRICE CREDIT. In the event that the Option is not exercised, then the Common Stock (valued as set forth herein) shall be credited against any Base Repurchase Agreement Fee and Extension Repurchase Fee payable to CFSC under the Definitive Commitment or Master Repurchase Agreement after May 31, 1997. For purposes of the credit only, the Common Stock will be valued at the closing bid of ACC Common Stock


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on the Nasdaq National Stock Market on January 31, 1996, as reported in the
WALL STREET JOURNAL, which was $10.88 per share.

6. OTHER CONSEQUENCES OF TERMINATION OF REPURCHASE FACILITY. If the Option is exercised and the Repurchase Facility is terminated, then (i) CFSC shall no longer serve as a sponsor on behalf of ACC, Receivables or ACC Receivables Corp., a Delaware corporation, in connection with any future asset securitization transactions (although CFSC will continue to serve as sponsor for any transactions done prior to the termination) and (ii) CFSC shall continue to serve as a counterparty to ACC or Receivables in any hedging transactions that ACC elects to engage on substantially the same terms as its current arrangement so long as CFSC's commitment under the Subordinated Certificate and Net Interest Margin Certificate Financing Facility Agreement dated as of September 1, 1995, as amended by the First Amendment to the Subordinated Certificate and Net Interest Margin Certificate Financing Facility Agreement dated as of March 31, 1996, and amended by the Second Amendment to Net Interest Margin Certificate Financing Facility Agreement dated as of August 30, 1996 (collectively, the "NIM Facility Agreement"), remains open and CFSC and Receivables shall enter into an amendment to the NIM Facility Agreement or enter into an agreement reflecting the current hedging arrangement; PROVIDED, that repayment provisions and perfected security interests in collateral, in each case acceptable to CFSC, are incorporated into such arrangement.

7. NIM FACILITY AMENDMENT. Concurrent with the execution of this Agreement, the parties shall enter into a Third Amendment to the NIM Facility Agreement in the form of Exhibit "A" hereto ("Amendment"). Pursuant to the Amendment, CFSC's maximum commitment under the NIM Facility Agreement shall be reduced to $10,000,000, and the annual commitment fee shall be reduced to $100,000, payable quarterly. This Amendment shall be effective immediately and shall not be affected by whether the Option is exercised or lapses.

8. MISCELLANEOUS. This Agreement is intended to be a binding agreement upon the parties hereto and constitutes the entire agreement among the parties relating to the subject matter hereof. Except as expressly set forth in this Agreement, this Agreement does not alter, now or in the future upon the exercise or lapse of the Option, any rights or obligations between or among the parties hereto or affiliates of the parties hereto under any existing agreements (including without limitation, the master equipment finance lease with Cargill Leasing Corporation) which shall remain in full force and effect. This Agreement shall be governed and construed in accordance with the internal laws of Minnesota. This Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

                              "CFSC"

                              CARGILL FINANCIAL SERVICES CORPORATION,
                              a Delaware corporation

                              By:  /s/ Jeffrey A. Z. Hilligoss
                                 --------------------------------
                                   Jeffrey A.Z. Hilligoss
                                   Vice President


                              "ACC"

                              ACC CONSUMER FINANCE CORPORATION,
                              a Delaware corporation,

                              By:  /s/ Rocco J. Fabiano
                                 --------------------------------
                                   Rocco J. Fabiano
                                   Director and CEO


                              "Receivables"

                              OFL-A RECEIVABLES CORP.,
                              a Delaware corporation,

                              By:  /s/ Rocco J. Fabiano
                                 --------------------------------
                                   Rocco J. Fabiano
                                   Director



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Acknowledgment:

         Norwest Bank Minnesota, National Association, acknowledges that it has received a copy of the Agreement dated as of January 31, 1997, among Cargill Financial Services Corporation, a Delaware corporation, ACC Consumer Finance Corporation, a Delaware corporation, and OFL-A Receivables Corp., a Delaware corporation, and is aware of the option to terminate the Repurchase Facility.

                                             NORWEST BANK MINNESOTA,
                                             National Association



                                             By: /s/ Bruce C. Wondersee
                                                --------------------------
                                                 Bruce C. Wondersee
                                                 Corporate Trust Officer



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